Nordson Corporation Reports a Strong Fourth Quarter and Record Fiscal Year 2022 Results
Fourth Quarter:
•Sales were $684 million, a 14% year-over-year increase, 18% organic
•Operating profit was $178 million, a 17% increase over prior year
•Earnings were $2.44 per diluted share, a 30% increase from prior year earnings per share
Full Year:
•Full year sales, operating profit, and earnings per share were all Company records
•Sales were $2.6 billion, a 10% year-over-year increase
•Earnings were $8.81 per diluted share; adjusted earnings were $9.43 per diluted share, a 22% increase from prior year adjusted earnings per share
2023 Guidance:
•Fiscal 2023 forecasted sales growth of 1% to 7% and adjusted earnings in the range of $8.75 to $10.10 per share

WESTLAKE, Ohio--(BUSINESS WIRE)--December 14, 2022--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal fourth quarter ended October 31, 2022. Sales were $684 million, a 14% increase compared to the prior year’s fourth quarter sales of $599 million. The increase in fourth quarter 2022 sales included 18% organic volume growth, a favorable 4% acquisition impact and unfavorable currency translation of 8%. Organic sales growth was strong in virtually all end markets, and particularly robust for electronics and medical.

Operating profit in the quarter was $178 million, or 26% of sales, a 17% increase compared to the prior year operating profit of $151 million. Sales volume leverage drove the quarterly increase. EBITDA in the quarter totaled $202 million, or 30% of sales, and represents an increase of 14% from the prior year EBITDA of $177 million.
Net income was $141 million, a 28% increase compared to the prior year earnings of $110 million. Fourth quarter diluted earnings per share were $2.44, a 30% increase over the prior year earnings of $1.88 per diluted share.
Commenting on the Company’s fiscal 2022 fourth quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “Once again, our teams responded to the broad-based demand of our customers and delivered a strong fourth quarter sales and operating performance. This is the second consecutive time that we have broken our quarterly sales record, despite significant currency headwinds. This is a testament to the execution of our Ascend strategy, as well as the resilience of our winning teams.”
Fourth Quarter Segment Results
Industrial Precision Solutions sales of $356 million increased 13% compared to the prior year fourth quarter, driven by a 16% organic sales increase and a favorable acquisition impact of 7%, partially offset by an unfavorable currency impact of 10%. The organic sales increase was driven by robust demand in nearly all end markets with particularly strong system sales in the Americas and Europe. Operating profit totaled $110 million in the quarter, or 31% of sales, an increase of 8% compared to the prior year operating profit.

Medical and Fluid Solutions sales of $181 million increased 11% compared to the prior year fourth quarter, driven by an organic sales increase of 15% that was partially offset by an unfavorable currency impact of 4%. Organic sales growth was driven by strong demand for medical fluid components and interventional solutions product lines. Operating profit totaled $52 million in the quarter, or 29% of sales, an increase of 2% compared to the prior year operating profit.

Advanced Technology Solutions sales of $147 million increased 21% compared to the prior year fourth quarter, driven by an organic sales increase of 28% that was partially offset by an unfavorable currency impact of 7%. Organic sales growth was very strong in test and inspection systems, plus double-digit growth in electronics dispense product lines. Operating profit totaled $38 million in the quarter, or 26% of sales, an increase of 131% compared to the prior year operating profit.

“Our fourth quarter 2022 performance was a strong finish to a record year with double-digit organic sales growth in nearly all end markets. It was a dynamic quarter with increasing currency headwinds, continued inflationary pressure and a less favorable sales mix pressuring gross margins; however, the strong volume growth and related leverage still delivered targeted organic incremental operating profit margins of 43%. We remain focused on passing along price increases to offset inflation and executing the Ascend strategy to drive profitable growth,” said Nordson Executive Vice President and Chief Financial Officer Joseph Kelley.

Fiscal 2022 Full Year Results
Sales for the fiscal year ended October 31, 2022 were $2.6 billion, an increase of 10% compared to the same period a year ago. This sales growth was driven by an 11% increase in organic volume and a favorable acquisition impact of 3%, partially offset by an unfavorable currency impact of 4%. Full year operating profit was $702 million. Net income was $513 million and diluted earnings per share were $8.81.
Adjusted operating profit, excluding non-recurring acquisition and facility consolidation costs, was $707 million, or 27% of sales, an increase of 15% compared to prior year adjusted operating profit. Adjusted net income, excluding the non-cash pension annuitization charge and other non-recurring costs, was $550 million, a 21% increase compared to the prior year adjusted net income of $454 million. Adjusted diluted earnings per share were $9.43, a 22% increase over the prior year earnings of $7.74 per diluted share.
Mr. Nagarajan continued, “Reflecting on fiscal 2022, Nordson employees managed through supply chain constraints, increasing currency pressures, COVID-19 shutdowns and labor challenges. Throughout it all, they remained true to our core values, including excellence, energy and respect for people, while innovating and solving complex problems for our customers. We have added to this differentiating set of core capabilities, our NBS Next growth framework, which has guided our choices and helped us prioritize our efforts and resources this year. Our record performance is the result. As we transition into fiscal 2023, we remain focused on meeting the needs of our customers and expanding the practice of the NBS Next growth framework deeper in the organization to enable us to deliver top tier growth with leading margins and returns.”
Outlook
Following two consecutive years of record setting performance and a strong finish to fiscal 2022, we enter fiscal 2023 with approximately $1 billion in backlog, inclusive of the acquired CyberOptics backlog. The book-to-bill in the fourth quarter of 2022 was slightly unfavorable and the year-over-year currency headwinds are significant as evidenced in our fiscal fourth quarter results.
Based on the combination of order entry, backlog, customer delivery timing requests and current exchange rates, we anticipate delivering sales growth in the range of 1% to 7% in fiscal 2023 when compared to fiscal 2022. Full year fiscal 2023 earnings are forecasted to be in the range of $8.75 to $10.10 per share. This full year guidance assumes an unfavorable currency impact of approximately 2% on sales and 3% on earnings.

First quarter 2023 sales are forecasted in the range of $605 to $630 million with adjusted earnings in the range of $1.85 to $2.00 per diluted share. Included in the forecasted guidance amounts are the unfavorable currency impacts of approximately 4% on sales and 7% on earnings.
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, December 15, 2022 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Twelve Months Ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021

Sales	$683,581	$599,247	$2,590,278	$2,362,209
Cost of sales	320,398	268,097	1,163,742	1,038,129
Gross profit	363,183	331,150	1,426,536	1,324,080
Gross margin %	53.1%	55.3%	55.1%	56.1%

Selling & administrative expenses	185,574	179,715	724,176	708,953
Operating profit	177,609	151,435	702,360	615,127

Interest expense - net	(5,095)	(4,452)	(20,387)	(23,341)
Other income (expense) - net	5,026	(6,874)	(32,694)	(17,610)
Income before income taxes	177,540	140,109	649,279	574,176

Income taxes	36,291	29,649	136,176	119,808

Net Income	$141,249	$110,460	$513,103	$454,368

Weighted-average common shares outstanding:
Basic	57,170	58,123	57,629	58,091
Diluted	57,823	58,792	58,249	58,734

Earnings per share:
Basic earnings	$2.47	$1.90	$8.90	$7.82
Diluted earnings	$2.44	$1.88	$8.81	$7.74

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands)

	October 31, 2022	October 31, 2021

Cash and cash equivalents	$163,457	$299,972
Receivables - net	537,313	489,389
Inventories - net	383,398	327,195
Other current assets	48,803	48,282
Total current assets	1,132,971	1,164,838

Property, plant & equipment - net	353,442	355,565
Goodwill	1,804,693	1,713,148
Other assets	529,269	557,410
	$3,820,375	$3,790,961

Notes payable and debt due within one year	$392,537	$34,188
Accounts payable and accrued liabilities	441,666	411,206
Total current liabilities	834,203	445,394

Long-term debt	345,320	781,709
Other liabilities	346,477	404,728
Total shareholders' equity	2,294,375	2,159,130
	$3,820,375	$3,790,961

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	October 31, 2022	October 31, 2021

Cash flows from operating activities:
Net Income	$513,103	$454,368
Depreciation and amortization	99,923	103,883
Other non-cash items	63,174	32,356
Changes in working capital	(107,314)	29,011
Other	(55,755)	(73,691)
Net cash provided by operating activities	513,131	545,927

Cash flows from investing activities:
Additions to property, plant and equipment	(51,428)	(38,303)
Acquisitions	(171,613)	—
Other - net	280	5,134
Net cash used in investing activities	(222,761)	(33,169)

Cash flows from financing activities:
Repayment of long-term debt	(33,908)	(289,416)
Repayment of finance lease obligations	(5,439)	(6,624)
Dividends paid	(125,914)	(97,683)
Issuance of common shares	12,124	31,780
Purchase of treasury shares	(262,869)	(60,970)
Net cash used in financing activities	(416,006)	(422,913)

Effect of exchange rate change on cash	(10,879)	1,834
Net change in cash and cash equivalents	(136,515)	91,679

Cash and cash equivalents:
Beginning of period	299,972	208,293
End of period	$163,457	$299,972

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	October 31, 2022	October 31, 2021	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$355,659	$314,307	15.5%	7.4%	(9.7)%	13.2%
Medical and fluid solutions	181,342	163,504	14.6%	—%	(3.7)%	10.9%
Advanced technology solutions	146,580	121,436	27.8%	—%	(7.1)%	20.7%
Total sales	$683,581	$599,247	17.8%	3.9%	(7.6)%	14.1%

SALES BY GEOGRAPHIC REGION
Americas	303,738	250,570	18.1%	3.9%	(0.8)%	21.2%
Europe	165,702	163,592	12.3%	3.9%	(14.9)%	1.3%
Asia Pacific	214,141	185,085	22.3%	3.7%	(10.3)%	15.7%
Total sales	$683,581	$599,247	17.8%	3.9%	(7.6)%	14.1%

	Twelve Months Ended		Sales Variance
	October 31, 2022	October 31, 2021	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$1,337,242	$1,246,947	7.0%	6.1%	(5.9)%	7.2%
Medical and fluid solutions	690,177	641,654	9.7%	—%	(2.1)%	7.6%
Advanced technology solutions	562,859	473,608	22.4%	—%	(3.6)%	18.8%
Total sales	$2,590,278	$2,362,209	10.8%	3.3%	(4.4)%	9.7%

SALES BY GEOGRAPHIC REGION
Americas	1,096,596	969,110	10.9%	2.8%	(0.5)%	13.2%
Europe	645,603	617,492	10.7%	3.9%	(10.0)%	4.6%
Asia Pacific	848,079	775,607	11.0%	3.2%	(4.9)%	9.3%
Total sales	$2,590,278	$2,362,209	10.8%	3.3%	(4.4)%	9.7%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	October 31, 2022		October 31, 2021		October 31, 2022		October 31, 2021
SALES BY SEGMENT
Industrial precision solutions	$355,659		$314,307		$1,337,242		$1,246,947
Medical and fluid solutions	181,342		163,504		690,177		641,654
Advanced technology solutions	146,580		121,436		562,859		473,608
Total sales	$683,581		$599,247		$2,590,278		$2,362,209

OPERATING PROFIT
Industrial precision solutions	$110,387		$102,677		$434,476		$414,192
Medical and fluid solutions	51,689		50,758		217,199		198,194
Advanced technology solutions	37,720		16,346		133,253		73,466
Corporate	(22,187)		(18,346)		(82,568)		(70,725)
Total operating profit	$177,609		$151,435		$702,360		$615,127

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$—		$—		$1,563		$—
Medical and fluid solutions	—		—		2,498		—
Corporate	—		—		897		—
Total adjustments	$—		$—		$4,958		$—

ADJUSTED OPERATING PROFIT (NON-GAAP)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$110,387	31%	$102,677	33%	$436,039	33%	$414,192	33%
Medical and fluid solutions	51,689	29%	50,758	31%	219,697	32%	198,194	31%
Advanced technology solutions	37,720	26%	16,346	13%	133,253	24%	73,466	16%
Corporate	(22,187)		(18,346)		(81,671)		(70,725)
Total operating profit - adjusted	$177,609	26%	$151,435	25%	$707,318	27%	$615,127	26%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$7,186		$6,259		$27,891		$25,673
Medical and fluid solutions	12,528		14,033		54,674		56,600
Advanced technology solutions	2,075		2,954		8,780		11,826
Corporate	2,892		2,404		8,578		9,784
Total depreciation & amortization	$24,681		$25,650		$99,923		$103,883

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$117,573	33%	$108,936	35%	$463,930	35%	$439,865	35%
Medical and fluid solutions	64,217	35%	64,791	40%	274,371	40%	254,794	40%
Advanced technology solutions	39,795	27%	19,300	16%	142,033	25%	85,292	18%
Corporate	(19,295)		(15,942)		(73,093)		(60,941)
Total EBITDA	$202,290	30%	$177,085	30%	$807,241	31%	$719,010	30%

(1) Represents severance and non-cash inventory charges associated with the NDC acquisition.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance and non-cash inventory charges associated with acquisitions or facility closures. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021
GAAP AS REPORTED
Operating profit	$177,609	$151,435	$702,360	$615,127
Other / interest expense - net	(69)	(11,326)	(53,081)	(40,951)
Net income	141,249	110,460	513,103	454,368
Diluted earnings per share	$2.44	$1.88	$8.81	$7.74

Shares outstanding - diluted	57,823	58,792	58,249	58,734

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$1,563	$—
Severance and other	—	—	3,395	—

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$—	$—	$41,221	$—

Total adjustments	$—	$—	$46,179	$—

Adjustments net of tax	$—	$—	$36,494	$—
EPS effect of adjustments and other discrete tax items	$—	$—	$0.62	$—

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$177,609	$151,435	$707,318	$615,127
Operating profit % of sales	26.0%	25.3%	27.3%	26.0%
Net income (2)	$141,249	$110,460	$549,597	$454,368
Diluted earnings per share (3)	$2.44	$1.88	$9.43	$7.74

(1) Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance, non-cash inventory charges related to the NDC acquisition, and facility closures. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
(3) Adjusted earnings per share is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contacts

Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com